SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 9, 2008

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices) (Zip Code)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Mailing Address)

(267) 775-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Non-qualified Stock Option Award

On April 9, 2008, our compensation committee granted John P. Gandolfo, our chief financial officer, a non-qualified option to purchase 20,000 shares of our common stock.  The option was granted under our 2007 Equity Incentive Plan and has an exercise price of $6.81 per share, which was the last reported sale price of our common stock on the NASDAQ Global Market on April 9, 2008.  The option will vest over 4 years in equal quarterly installments, with the first installment vesting on June 30, 2008.  Additionally, all of the shares would vest upon a change in control of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ John P. Gandolfo
John P. Gandolfo
Chief Financial Officer

Date:  April 14, 2008